UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2015
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
(Address of principal executive offices) (Zip code)

Registrant's Telephone Number, Including Area Code: (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting of Shareholders of the Company, held on July 9, 2015. These matters are described in more detail in the Company's definitive proxy statement, dated May 27, 2015.

1.
Election of two members of the Board of Directors of the Company. The shareholders elected two directors to hold office until the 2018 Annual Meeting of Shareholders, or until their successors are duly elected and qualified, by the following votes:

Name of Directors Elected	For	Against	Withheld	Broker Non-Votes
Robert G. Deuster	15,627,967	—	4,728,380	1,390,799
Julie H. Sullivan, PhD	16,549,405	—	3,806,942	1,390,799

The following individuals are continuing directors with terms expiring upon the 2016 Annual Meeting of Shareholders: Carlos C. Campbell, Kristina M. Leslie, and Kenneth J. Slepicka.

The following individuals are continuing directors with terms expiring upon the 2017 Annual Meeting of Shareholders: John R. Hart and Michael J. Machado.

2.	The advisory (non-binding) vote on the compensation of our named executive officers as described in the Company's proxy statement. The proposal was not approved, by the following vote:

For	Against	Withheld	Broker Non-Votes
9,035,652	11,262,057	58,638	1,390,799

3.	Ratification of the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accountant for the 2015 fiscal year. The proposal was approved, by the following vote:

For	Against	Withheld	Broker Non-Votes
20,572,446	1,161,166	13,534	—

4.
The Company's shareholders request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The proposal was approved, by the following vote:

For	Against	Withheld	Broker Non-Votes
18,416,531	1,650,398	289,418	1,390,799

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2015

PICO HOLDINGS, INC.

By: /s/ Maxim C.W. Webb

Maxim C. W. Webb
Executive Vice President and Chief Financial Officer